UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On November 16, 2021, Oportun Financial Corporation (“Oportun” or the “Company”) and Hello Digit, Inc. (“Digit”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), under which Oportun would combine with Digit through a business combination and as a result Digit would be a wholly-owned subsidiary of Oportun. The acquisition was completed on December 22, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Digit in exchange for cash and stock consideration (the “Acquisition”).

The following unaudited pro forma condensed combined statements of operations of Oportun and Digit for the year ended December 31, 2020 and for the nine months ended September 30, 2021, combine the historical consolidated statements of operations of Oportun and Digit, giving effect to the Acquisition as if it had been completed on January 1, 2020, the first day of fiscal year 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines the historical consolidated balance sheets of Oportun and Digit, giving effect to the Acquisition as if it had been completed on September 30, 2021.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that Oportun’s management believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of Oportun or Digit had the Acquisition been completed on the dates assumed and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma statements of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of operations and actual amounts.
In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;
•	Oportun’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, included in the Annual Report on Form 10-K filed by Oportun with the Securities and Exchange Commission (the “SEC”) on February 23, 2021;
•	Oportun’s unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2021, included in the Quarterly Report on Form 10-Q filed by Oportun with the SEC on November 4, 2021; and
•	Digit’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2021, which are included in this Form 8-K.
The historical financial statements of Oportun and Digit have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Acquisition and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Acquisition.

The transaction accounting adjustments presented in the unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting in accordance with GAAP under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Management determined that Oportun is the accounting acquirer and Digit is the accounting acquiree. Accordingly, consideration paid or exchanged by Oportun to complete the Acquisition with Digit is generally allocated to assets and liabilities of Digit based on their estimated fair values as of the date of completion of the Acquisition. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Digit based on Management’s best estimates of fair value. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets and assumed liabilities.

The historical consolidated financial statements of Digit have been adjusted to reflect certain reclassifications in order to align financial statement presentation with that of Oportun (refer to Note 4). Additionally, some amounts may not match the Digit historical financial statements due to rounding. Oportun has not had any historical relationship with Digit prior to the Acquisition and thus no pro forma adjustments were required to eliminate activities between the parties.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2021
(in thousands)

	Oportun Financial Corporation (Historical)	Hello Digit, Inc. (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
			Note 4		Note 5
ASSETS
Cash and cash equivalents	$168,407	$18,964	$19	(1)	$(132,151)	(a)	$169,331
					114,092	(b)
Restricted cash	55,348	20	1,701	(2)			57,069
Loans receivable at fair value	1,971,375	-					1,971,375
Interest and fees receivable, net	16,292	-					16,292
Right of use assets - operating	34,952	-			4,927	(e)	39,879
Prepaid expenses and other current assets	-	1,166	(19)	(1)			-
			(1,147)	(3)
Certificates of deposits	-	1,701	(1,701)	(2)			-
Property and Equipment, net	-	480	(480)	(3)			-
Capitalized Software, net	-	1,619			(1,619)	(d)	-
Intangible assets, net	-	-			83,800	(c)	83,800
Deposits	-	50	(50)	(3)			-
Goodwill	-	-			104,039		104,039
Other assets	101,507	165	1,677	(3)	(165)	(i)	103,184
TOTAL ASSETS	$2,347,881	24,165	$-		$172,922		$2,544,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Secured financing	$525,471	$-	$-		$-		$525,471
Acquisition financing	-	-			114,092	(b)	114,092
Asset-backed notes at fair value	1,162,948	-					1,162,948
Lease liabilities	43,498	-			6,248	(e)	49,746
Accounts Payable	-	665	(665)	(4)			-
Accrued Expenses and other current liabilities	-	1,581	(1,581)	(4)			-
Deferred revenue	-	1,321	(1,321)	(4)			-
Short-term debt	-	2,200			(2,200)	(i)	-
Long-term debt	-	1,200			(1,200)	(i)	-
Deferred Rent	-	355			(355)	(e)	-
Warrant Liability	-	44			(44)	(f)	-
Other liabilities	104,373	-	3,567	(4)	10,591	(h)	118,531
Total liabilities	1,836,290	7,366	-		127,132		1,970,788
Stockholders' Equity:
Common stock	6	* -			* -	(g)	6
Common stock, additional paid-in capital	448,214	74,255			(74,255)	(g)	521,395
					73,181	(a)
Retained Earnings	69,680	(57,456)			57,456	(g)	59,089
					(10,591)	(h)
Preferred stock	-	* -			-	(g)
Treasury stock at cost	(6,309)						(6,309)
Total stockholders' equity	511,591	16,799	-		45,791		574,181
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,347,881	24,165	$-		$172,923		$2,544,969

* - These numbers have a value of more than zero but less than thousand.
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2021
(in thousands, except per share data)

	Oportun Financial Corporation (Historical)	Hello Digit, Inc. (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
			Note 4		Note 5
Revenue
Interest income	$401,224	$-	$-		$-		$401,224
Non-interest income	31,427	29,598	673	(1)			61,762
			64	(7)
Total revenue	432,651	29,598	737		-		462,986
Less:
Interest expense	36,241	-			4,351	(gg)	40,592
Cost of revenue	-	8,651	(8,651)	(2)			-
Net decrease in fair value	(26,457)	-					(26,457)
Net revenue	369,953	20,947	9,388		(4,351)		395,937

Operating expenses
Technology and facilities	100,274	-	21,843	(7)	5,196	(aa)	125,243
					(1,109)	(bb)
					647	(cc)
					(980)	(cc)
					(628)	(dd)
Research and development	-	13,693	(13,693)	(4)			-
Sales and marketing	79,743	3,310	(202)	(5)	3,896	(aa)	86,788
			94	(7)	(53)	(bb)
Personnel	84,412	-	5,518	(7)	2,318	(bb)	97,678
					(497)	(bb)
					5,927	(ee)
Outsourcing and professional fees	40,762	-	1,086	(7)			41,848
General, administrative and other	22,862	6,969	(6,021)	(3)			23,846
			36	(7)
Total operating expenses	328,053	23,972	8,661		14,717		375,403

Income/ (loss) from operations	41,900	(3,025)	727		(19,068)		20,534

Interest expense	-	(190)			190	(ff)	-
Interest income	-	673	(673)	(1)			-
Other Income, net	-	54	(54)	(6)			-
Income/ (loss) before income taxes	$41,900	$(2,488)	$-		$(18,878)		$20,534

Income tax expense (benefit)	8,652	-			(4,732)	(hh)	3,296
					(624)	(hh)
Net income (loss)	$33,248	$(2,488)	$-		$(13,522)		$17,238

Net income (loss) attributable to common stockholders	$33,248	$(2,488)	$-		$(13,522)		$17,238

Share data:
Earnings (loss) per share:
Basic	1.19						0.54
Diluted	1.11						0.51
Weighted average common shares outstanding:
Basic	27,982,273				3,943,085		31,925,358
Diluted	30,059,675				3,953,997		34,013,672

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2020
(in thousands, except per share data)

	Oportun Financial Corporation (Historical)	Hello Digit, Inc. (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma- Combined
			Note 4		Note 5
Revenue
Interest income	$545,466	$-	$-		$-		$545,466
Non-interest income	38,268	35,832	3,978	(1)			78,508
			430	(7)
Total revenue	583,734	35,832	4,408		-		623,973
Less:
Interest expense	58,368	-			8,979	(ii)	67,347
Cost of revenue	-	12,587	(12,587)	(2)			-
Net decrease in fair value	(190,306)						(190,306)
Net revenue	335,060	23,245	16,995		(8,979)		366,321

Operating expenses
Technology and facilities	129,795	-	24,994	(7)	6,929	(aa)	159,633
					(1,441)	(bb)
					904	(cc)
					(1,311)	(cc)
					(237)	(dd)
Research and development	-	12,682	(12,682)	(4)	-		-
Sales and marketing	89,375	13,466	(504)	(5)	5,195	(aa)	107,471
					(61)	(bb)
Personnel	106,446	-	4,664	(7)	3,453	(bb)	126,537
					11,974	(ff)
Outsourcing and professional fees	47,067	-	1,871	(7)	-		48,938
General, administrative and other	20,471	7,064	(5,757)	(3)	19,086	(ee)	51,455
					10,591	(ee)
Total operating expenses	393,154	33,212	12,586		55,082		494,034

Income/ (loss) from operations	(58,094)	(9,967)	4,410		(64,061)		(127,713)

Interest expense	-	(73)			73	(hh)	-
Interest income	-	3,978	(3,978)	(1)			-
Other Income, net	-	431	(431)	(6)			-
Income/ (loss) before income taxes	$(58,094)	$(5,631)	$-		$(63,988)		$(127,713)

Income tax expense (benefit)	(13.012)	-			(14,332)	(jj)	(28,605)
					(1,261)	(jj)
Net income (loss)	$(45,082)	$(5,631)	$-		$(48,395)		$(99,108)

Net income (loss) attributable to common stockholders
	$(45,082)	$(5,631)	$-		$(48,395)		$(99,107)
Share data:
Earnings (loss) per share:
Basic	(1.65)						(3.21)
Diluted	(1.65)						(3.22)
Weighted average common shares outstanding:
Basic	27,333,271				3,522,182		30,855,453
Diluted	27,333,271				3,522,182		30,855,453

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Description of the Merger and Basis of Pro Forma Presentation
On November 16, 2021, Oportun and Digit entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), under which Oportun would combine with Digit through a business combination and as a result Digit would be a wholly-owned subsidiary of Oportun. The acquisition was completed on December 22, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Digit in exchange for cash and stock consideration (the “Acquisition”).

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Oportun as the accounting acquirer. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in alternative estimates using the same facts and circumstances. ASC 805 requires that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the merger date, with any excess purchase price allocated to goodwill. Refer to Note 3 for the preliminary purchase price allocation.

The estimated fair values of the acquired assets and assumed liabilities as of the date of the Acquisition are based on estimates and assumptions of Oportun. Oportun will continue to finalize the valuations of the assets acquired and liabilities assumed after the closing of the Acquisition, within the one year measurement period in accordance with ASC 805. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the valuation analyses, and that change may be material.

For the purposes of preparing the unaudited condensed combined pro forma financial information, Oportun has conducted a review of Digit’s accounting policies to determine if differences in accounting policies or financial statement classifications exist that may require adjustments to or reclassification of Digit’s results of operations, assets or liabilities to conform to Oportun’s accounting policies and classifications. As a result of that review, Management identified certain reclassifications which are presented in the Reclassification Adjustments column on the pro forma financial statements and further described in Note 4 below. Further, Management identified certain adjustments required to conform Digit’s accounting policies with those of Oportun. The necessary conforming policy adjustments are presented within the Transaction Accounting Adjustments on the pro forma financial statements and further described in Note 5 below.

2.Consideration Transferred

The following table presents the fair value of the consideration transferred in the Acquisition (in thousands).

Cash Consideration	$132,151
Stock Consideration (1)	73,181
Total Consideration Transferred	$205,332

(1)     The fair value is based on 3,522,182 shares of Company common stock at $20.72 per share, which represents the mid-point of the trading price of Oportun shares on December 22, 2021. The mid-point was used because the transaction closed during the trading day. $0.2 million relates to replacement restricted stock units awarded to Digit unvested option holders.

3.Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities Assumed

The following table presents the preliminary estimates of fair values of the assets acquired and the liabilities assumed (in thousands) as if the Acquisition had closed on September 30, 2021(1). The fair values of the below listed assets and liabilities was calculated as of December 22, 2021, the Acquisition Date. These fair values were then adjusted for significant movements in the balance sheet to reflect the balances as of September 30, 2021. Our preliminary estimates are based on the information that was available as of the date of this filing. As discussed in Note 1 herein, the preliminary estimated allocation will be subject to further refinement and may result in material changes. These changes will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

(In thousands)
Assets acquired
Cash and cash equivalents	18,964
Intangible assets	83,800
Right of use assets – operating	4,927
Prepaid expenses and other current assets	3,772
Total assets acquired	111,463

Liabilities assumed
Lease liabilities	6,247
Accrued expenses and other current liabilities	3,923
Total liabilities assumed	10,170

Net assets acquired	101,293

Total consideration transferred	$205,332

Goodwill	$104,039

(1) The allocation of assets and liabilities was performed in accordance with ASC 805, utilizing the definition of fair value as defined in ASC 820.

Intangible Assets: The following table shows a breakdown of the preliminary fair value of identifiable intangible assets assumed and the estimated useful lives as of September 30, 2021:

	Estimated Useful Life (In years)	Fair Value (In thousands)
Developed technology	7	48,500
Member relationships	7	34,500
Trade name	3	800
		83,800

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The developed technology asset represents the software developed by Digit employees and contractors for the purpose of generating income for Digit, valued using the multi-period excess earnings method. The member relationships asset represents the value of the existing relationships with Digit's members, which was valued using the with-and-without method. The trade name intangible asset represents the Digit trade name, which has been valued using the relief from royalty method taking into account the net revenue attributable to trade name and royalty payments.

Goodwill: Approximately $104.0 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from the Acquisition primarily due to Digit’s strong market position and its assembled workforce that are not individually identified and separately recognized as an intangible asset.

4.Reclassification Adjustments

Reclassification adjustments were made to Digit’s balance sheet as of September 30, 2021, the statements of operations for the twelve months ended December 31, 2020 and the nine months ended September 30, 2021. The classifications of certain balance sheet and income statement items presented by Digit under GAAP have been adjusted to align with the presentation used by Oportun under GAAP. Some amounts do not match the Digit historical financial statements due to rounding. These adjustments are shown in the “Reclassification Adjustments” column on the pro forma financial statements and are as follows:

Pro Forma Balance Sheet Adjustments:

(1)Reflects the reclassification of $19 thousand from Prepaid expenses and other current assets to Cash and cash equivalents; as this represents a line item on Digit’s historical financial statements that is not present on Oportun’s Consolidated Balance Sheet.

(2)    Reflects the reclassification of $1.7 million from Certificates of deposits to Restricted cash as these represent line items on Digit’s historical financial statements that are not present on Oportun’s Consolidated Balance Sheet.

(3)    Reflects the reclassification of $1.1 million from Prepaid expenses and other current assets, $0.5 million from Property and Equipment, net and $50 thousand from Deposits to Other assets as these represent line items on Digit’s historical financial statements that are not present on Oportun’s Consolidated Balance Sheet ($1.6 million total).

(4)    Reflects the reclassification of $0.7 million from Accounts Payable, $1.6 million from Accrued expenses and other current liabilities and $1.3 million from Deferred Revenue to Other liabilities as these represent line items on Digit’s historical financial statements that are not present on Oportun’s Consolidated Balance Sheet ($3.6 million total).

Pro Forma Statement of Operations Adjustments for the Nine Months Ended September 30, 2021:

(1)Reflects the reclassification of $0.7 million from Interest Income under Other income to $0.7 million in Non-interest Income under Revenue to align with the line items presented on Oportun’s Consolidated Statement of Operations

(2)Reflects the reclassification of $8.6 million from Cost of Revenue to $26 thousand in General, Administrative & Other, $1.5 million in Personnel and $7.1 million in Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations

(3)Reflects the reclassification of $6 million from General, administrative and other to $1 million in Outsourcing and professional fees, $4 million in Personnel, $24 thousand in Sales & Marketing and $0.8 million in Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(4)Reflects the reclassification of $13.7 million from Research and development to $69 thousand in Sales & Marketing and $13.6 million in Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(5)Reflects the reclassification of $0.2 million from Sales and marketing to Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(6)Reflects the reclassification of Other Income, net to General, administrative and other to align with the line items presented on Oportun’s Consolidated Statement of Operations. The reclassification for the nine months ended September 30, 2021 is $54 thousand.

(7)Reflects the reclassification of $64 thousand to Non-Interest Income, $21.8 million to Technology and facilities, $0.1 million to Sales & Marketing, $5.5 million to Personnel, $1 million to Outsourcing and professional fees, and $36 thousand to General, Administrative & Other to align with the line items present on Oportun’s Consolidated Statement of Operations. The reclassifications for the nine months ended September 30, 2021 is $28.6 million.

Pro Forma Statement of Operations Adjustments for the Twelve Months Ended December 31, 2020:

(1)    Reflects the reclassification of $4 million from Interest Income under Other income to Non-interest Income under Revenue to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(2) Reflects the reclassification of $12.6 million from Cost of Revenue to $83 thousand in General, Administrative & Other, $10.7 million in Technology & Facilities and $1.8 million to Personnel to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(3) Reflects the reclassification of $5.8 million from General, administrative and other to $1.1 million in Technology & Facilities, $1.8 million in Outsourcing and professional fees, $1 thousand in Sales & Marketing and $2.9 million in Personnel to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(4) Reflects the reclassification of $12.7 million from Research and development to Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(5) Reflects the reclassification of $0.5 million from Sales & Marketing to Technology & Facilities to align with the line items presented on Oportun’s Consolidated Statement of Operations.

(6) Reflects the reclassification of Other Income, net to General, administrative, and other and Non-Interest Income to align with the line items presented on Oportun’s Consolidated Statement of Operations. The reclassification for the year ended December 31, 2020 is $0.4 million.

(7) Reflects the reclassification of $25 million to Technology and facilities, $0.4 million to Non-Interest Income, $4.7 million to Personnel and $1.9 million to Outsourcing and professional fees to align with the line items present on Oportun’s Consolidated Statement of Operations. The reclassifications for the year ended December 31, 2020 is $32 million.

5.Transaction Accounting Adjustments

Pro Forma Balance Sheet Adjustments:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)Reflects the consideration transferred to acquire Digit as further described under “Note 2 – Consideration Transferred.”

(b)Reflects the adjustment to record the financing obtained by Oportun for the acquisition of Digit, net of debt issuance costs.

(c)Reflects the adjustment to record the fair value adjustment of certain identifiable intangible assets that were acquired through the Digit Acquisition net of amortization for the period.

(d)Reflects the adjustment to eliminate of capitalized software, net that was eliminated on acquisition as this formed part of developed technology.

(e)Digit, as a private company, had not adopted ASC 842 prior to the acquisition. Upon acquisition, Digit adopted ASC 842 to align it's accounting policies with Oportun. This adjustment recognizes a lease liability of $6.2 million and right-of-use asset of $4.9 million for operating leases that were acquired from Digit.

(f)Reflects the adjustment to eliminate of deferred rent that was historically recorded by Digit and was replaced with lease liability due to adoption of ASC 842.

(g)Represents the elimination of the historical Digit equity balance, inclusive of Digit’s accumulated deficit and the equity balance held by Digit’s previous stockholders that is adjusted through goodwill.

(h)Represents accrued transaction costs. The total transaction costs are comprised $10.6 million incurred by Oportun. The transaction costs incurred by Digit were paid by Oportun on it’s behalf and considered as part of the purchase consideration. These costs will not affect Oportun’s income statement beyond 12 months after the acquisition date

(i)Represents the extinguishment of debt and the related debt issuance costs from acquisition proceeds and is adjusted through goodwill. The total debt extinguished is comprised of $2.2 million of short-term debt, and $1.2 million of long-term debt. Related debt issuance costs were $165 thousand.

Pro Forma Statement of Operations Adjustments for the Nine Months Ended September 30, 2021:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 are as follows:

(aa)    Reflects incremental amortization of acquired intangible assets related to the fair value adjustment and is based on the useful life. Given the preliminary valuations of intangible assets, the sensitivity of the annual amortization expense and impact to goodwill was considered. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of $1.2 million, assuming an overall weighted average useful life of 6.91 years.

(bb)    Reflects an adjustment for the estimated share-based compensation expense related to the replacement awards granted in the Acquisition amounting to $2.3 million, and a reversal of stock-based compensation already included in the books of Digit amounting to $1.7 million for the nine months ended September 30, 2021.

(cc)    As previously noted above, Digit, as a private company, had not yet adopted ASC 842, which was adopted by Oportun. This adjustment of $0.7 million reflects the amortization of the right of use asset and lease liability for the nine months ended September 30, 2021. This adjustment also represents reversal of rent expense of $1 million that was recorded historically in Digit’s books.

(dd)    Represents adjustment of $0.6 million for reversal of amortization of capitalized software as it has been included as part of developed technology.

(ee)     Represents adjustment for recording post combination stock compensation expense related to Digit employees.

(ff)    Represents adjustments of $0.2 million for the reversal of interest expense as the debt was extinguished on acquisition (see above).

(gg)    Represents adjustment to record interest expense in relation to the financing obtained by Oportun for the acquisition of Digit.

(hh)    Represents the application of the estimated annual effective tax rate to year-to-date income before taxes, excluding the impact of discrete tax items.

Pro Forma Statement of Operations Adjustments for the Year Ended December 31, 2020:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

(aa)    Reflects incremental amortization of acquired intangible assets related to the fair value adjustment and is based on the useful life. Given the preliminary valuations of intangible assets, the sensitivity of the annual amortization expense and impact to goodwill was considered. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of $1.2 million, assuming an overall weighted average useful life of 6.91 years.

(bb)    Reflects an adjustment for the estimated share-based compensation expense related to the replacement awards granted in the Acquisition, and a reversal of stock-based compensation already included in the books of Digit. The adjustment for the estimated share-based compensation related to the replacement awards granted in the acquisition is $3.5 million for the year ended December 31, 2020. The reversal of stock-based compensation already included in the books of Digit is $1.5 million for the year ended December 31, 2020.

(cc)    As previously noted above, Digit, as a private company, had not yet adopted ASC 842, which was adopted by Oportun. This adjustment of $0.9 million reflects the amortization of the right of use asset and lease liability for the year ended December 31, 2020. This adjustment also represents reversal of rent expense of $1.3 million that was recorded historically in the books of Digit.

(dd)    Represents adjustments for reversal of amortization of capitalized software as it has been included as part of Developed Technology.

(ee)    Reflects the transaction costs incurred in the acquisition. Transaction costs incurred by Digit for the year ended December 31, 2021 were $19.1 million, and transaction costs incurred by Oportun for the year ended December 31, 2021 were $10.6 million. These costs will not affect Oportun’s income statement beyond 12 months after the acquisition date

(ff)    Represents adjustment for recording post combination stock compensation expense related to Digit employees.

(gg)    Represents adjustment of $73 thousand for reversal of interest expense as the debt was extinguished on acquisition.

(hh)    Represents adjustment to record interest expense in relation to the financing obtained by Oportun for the acquisition of Digit.

(ii) Represents the application of the estimated annual effective tax rate to year-to-date income before taxes.